Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan (SEC file no. 333-147626, filed with the SEC on November 27, 2007);

  Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-160565, filed with the SEC on August 7, 2009);

  Registration Statement on Form S-8 pertaining to the 2009 Stock Incentive Plan (SEC file no. 333-162264, filed with the SEC on October 1, 2009);

  Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-164256, filed with the SEC on April 22, 2010);

  Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-165223, filed with the SEC on April 22, 2010);

  Registration Statement on Form S-3 (SEC file no. 333-170800, filed with the SEC on November 23, 2010);

  Registration Statement on Form S-8 pertaining to Securities to be offered to employees in employee benefit plans ( SEC file no. 333-172092, filed with the SEC on February 7, 2011);

  Registration Statement on Form S-4 pertaining to Registration of securities, business combinations (SEC file no. 333-175425, filed with the SEC on July 8, 2011); and

  Registration Statement on Form S-3 (SEC file no. 333-176406, filed with the SEC on August 19, 2011);

of our reports dated October 11, 2011, with respect to the consolidated financial statements of Uranium Energy Corp. and the effectiveness of internal control over financial reporting of Uranium Energy Corp. included in this Annual Report (Form 10-K) of Uranium Energy Corp. for the year ended July 31, 2011.

Vancouver, Canada October 11, 2011	"Ernst & Young LLP" Chartered Accountants